UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2005
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Henderson,
Nevada	89052
(Address of principal executive offices)	(Zip Code)

702-939-5247
Registrant's telephone number, including area code

2215 Lucerne Circle, Henderson, NV, 89104
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Closing of $1.59 Million Canadian Private Placement

Effective September 2, 2005, the Company has closed its brokered private placement of 3,195,000 units to raise aggregate gross proceeds of US$1,597,500 (the “Canadian Private Placement”). The Canadian Private Placement units were issued to accredited investors resident in Canada and pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933 (the “Securities Act”). Each unit (a” Unit”) consisted of one share of the Company’s common stock (a “Share”), one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional Share for a period of nine months from the closing of the Canadian Private Placement at an exercise price equal to US$1.25 per Share, and one non-transferable warrant exercisable into one-tenth (1/10) of one Unit for no additional consideration if a Registration Statement on Form SB-2 registering the resale of the Units is not declared effective by the US Securities and Exchange Commission on or before the day that is four months and one day after the closing of the Canadian Private Placement. The securities were sold on a best efforts agency basis by Dominick & Dominick Securities Inc. (the "Agent").

In connection with the Canadian Private Placement, the Agent received a fee of US$205,250 and warrants to purchase 319,500 Units at a price of US$1.25 per Unit for a period of nine months from the closing of the Canadian Private Placement. Each purchaser represented to the Company that they were a non-US person as defined in Regulation S. The Company did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S.

Closing of $1.35 Million European Private Placement

Effective September 7, 2005, the Company has closed a brokered private placement of 2,700,000 Units to raise aggregate gross proceeds of US$1,350,000 (the “European Private Placement”). The European Private Placement units were sold on a best efforts agency basis by Clarion Finanz AG (the “European Agent”) pursuant to Regulation S. The Units offered in the European Private Placement are identical to the Units in the Canadian Private Placement. In connection with the European Private Placement, the European Agent received a commission of US$135,000 and warrants to purchase 270,000 Units at a price of US$1.25 per Units for a period of nine months from the closing of the European Private Placement.

Each purchaser represented to the Company that they were a non-US person as defined in Regulation S. The Company did not engage in a distribution of the European Private Placement in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S.

Closing of $115,000 U.S. Private Placement

Effective September 6, 2005, the Company has closed its private placement of 230,000 units to raise aggregate gross proceeds of US$115,000 (the “U.S. Private Placement”). The U.S. Private Placement units were issued to accredited investors resident in the United States pursuant to Regulation D of the Securities Act. Each unit (a “Unit”) consisted of one share of the Company’s common stock (a “Share”), one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional Share for a period of nine months from the closing of the U.S. Private Placement at an exercise price equal to US$1.25 per Share, and one non-transferable warrant exercisable into one-tenth (1/10) of one Unit for no additional consideration if a Registration Statement on Form SB-2 registering the resale of the Units is not declared effective by the US Securities and Exchange Commission on or before the day that is four months and one day after the closing of the U.S. Private Placement. The sales were completed pursuant to Rule 506 of Regulation D of the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Use of Proceeds

Following the closing of the U.S. Private Placement, the European Private Placement and the Canadian Private Placement, the Company has raised aggregate gross proceeds of $3.055 Million from the three private placements. The Company intends to use the proceeds of the private placements to fund its plan of development on its Searchlight mineral claims, its acquisition of the Clarkdale Slag Project and for general corporate purposes.

ITEM 7.01	REGULATION FD DISCLOSURE

Posting of Reclamation Bond

The Company has posted a cash bond in the amount of $180,500 with the Nevada Bureau of Land Management, in accordance with the terms of its reclamation permit for the Searchlight project granted by the Nevada Bureau of Mining Regulation and Reclamation on April 22, 2005. The Company presently intends to proceed with its approved work program on the Searchlight claims. The intent of the 2005 exploration work program on the Company’s Searchlight project is to drill 18 exploratory holes and test and develop a 40 acre pit to determine if there is mineralized material on the property. Budget for this work is estimated to cost approximately $800,000.

Two for One Stock Split

On September 13, 2005, the Company’s board of directors approved a two for one (2:1) stock split of the Company’s issued and outstanding common shares. The stock split will be effected on September 30, 2005, subject to approval by NASD. In connection with the stock split, the Company’s authorized capital will be increased from 200,000,000 shares of common stock, par value $0.001 to 400,000,000 shares of common stock, par value $0.001. As at September 19, 2005 the Company has 26,075,000 shares issued and outstanding. Following the effectiveness of the stock split, the Company will have 52,150,000 shares issued and outstanding.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated September 19, 2005
99.2	Press Release dated September 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: September 19, 2005	By:	/s/ K. IAN MATHESON

	Title:	K. IAN MATHESON
President and Chief Executive Officer